Exhibit 99.1

Genesis Group Expects Continued Growth From Digital Comm, Inc.

BOCA RATON, Fla., Sept. 7, 2010 (GLOBE NEWSWIRE) -- "GGHO and its wholly owned subsidiary, Digital Comm, Inc. (DCI), are pleased to announce that in our first full calendar year together providing services to the telecom industry, our contracts are expected to exceed $10,000,000.00. We anticipate being, at a minimum, cash flow and earnings positive by the end of 2010 and believe 2011 will bring even more good news to our shareholders in this regard. We will continue to examine domestic opportunities and are aggressively pursuing new sales opportunities. We are extremely pleased with initial results," said Gideon Taylor, CEO and Chairman.

DCI, which was acquired by the Company in January of this year, provides turnkey operations in outside plant construction, voice-data network technologies, utility infrastructure, water, sewer, electric, gas, fiber/copper buried and aerial cable. Domestically, there is over $75 billion of infrastructure/telecom projects to be completed over the next five years.  DCI has a solid team of professionals who are experienced in planning and building networks that are efficient, flexible, reliable, and cost effective.  With the skills and experience possessed by DCI, the Company does not anticipate difficulty in maintaining a role within the telecommunications industry.

Additionally, Genesis and DCI have relocated their corporate offices to Boca Raton, Fla.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "PSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

Statements contained herein that are not based on historical fact, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA. GGHO.PK intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause the Company actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in the Company's annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

CONTACT:	Genesis Group Holdings, Inc.
Lawrence Sands, Senior Vice President
561-988-1988